UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):  February 27, 2018

AEGION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35328	45-3117900
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 27, 2018, Aegion Corporation (the “Company”) executed a second amendment (the “Second Amendment”) to its current credit agreement, dated October 30, 2015, as previously amended. The Second Amendment, among other things, (a) revises the parties serving as the Joint Lead Arrangers to the loan facilities to Merrill Lynch, Pierce, Fenner & Smith Incorporated, U.S. Bank National Association, PNC Capital Markets, LLC and Compass Bank d/b/a BBVA Compass; (b) extends the maturity date of the loan facilities from October 30, 2020 to February 27, 2023; (c) revises the repayment schedule for the term loan facility and incremental term loan facility based on the new maturity date; (d) modifies the consolidated fixed charge coverage ratio requirement; (e) modifies the consolidated leverage ratio requirement, (f) reduces the letter of credit sublimit from $100 million to $90 million; (g) permits the disposition by the Company of either the equity interests or assets of The Bayou Companies, LLC, a wholly-owned subsidiary of the Company, and Bayou Wasco Insulation, LLC, a majority-owned subsidiary of the Company (collectively any such disposition, the “Bayou Disposition”); (h) in the event of the completion of the Bayou Disposition, requires the prepayment of the revolving line of credit with net cash proceeds received by the Company upon the closing of such disposition; (i) in the event of the completion of the Bayou Disposition, reduces the aggregate revolving commitments by $25,000,000 to $275,000,000; and (j) implements certain technical and other amendments.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is attached as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
	(d)	The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1	Second Amendment, dated February 27, 2018, among Aegion Corporation, the Guarantors, Bank of America, N.A., as Administrative Agent, and the other parties thereto, filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGION CORPORATION

By:	/s/ David F. Morris
David F. Morris
Executive Vice President, General Counsel, Interim Chief Financial Officer and Chief Administrative Officer

Date: March 1, 2018

INDEX TO EXHIBITS

These exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit	Description
10.1	Second Amendment, dated February 27, 2018, among Aegion Corporation, the Guarantors, Bank of America, N.A., as Administrative Agent, and the other parties thereto.